UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2013

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Appointment and Nomination Agreement

On November 27, 2013, Famous Dave’s of America, Inc. (the “Company”) entered into an Appointment and Nomination Agreement (the “Blue Clay Agreement”) with Blue Clay Capital Management, LLC, Blue Clay Capital Master Fund, Ltd., Blue Clay Capital Partners Co I LP, Gary S. Kohler, Adam Wright and Brian Durst (collectively, the “Blue Clay Group”). The Blue Clay Group represented in the Agreement that it collectively beneficially owned 580,521 shares of Company stock as of the date of the Blue Clay Agreement (approximately 7.9% of the outstanding Company stock as of November 4, 2013).

Pursuant to the Blue Clay Agreement, the Company agreed to increase the size of the Company’s Board of Directors (the “Board”) from six to seven directors and to elect Adam Wright to fill the resulting vacancy. The Company also agreed to include Mr. Wright in the Company’s slate of nominees for election as one of no more than seven directors at the Company’s 2014 annual shareholders’ meeting (the “2014 Annual Meeting”). Also pursuant to the Blue Clay Agreement, upon his appointment to the Board, Mr. Wright was appointed to serve on the Company’s Compensation, Corporate Governance and Nominating, and Strategic Planning Committees. The Company agreed not to remove him from serving on such committees during the applicable period so long as applicable rules of the NASDAQ Stock Market and the Securities and Exchange Commission allow for such service. Each member of the Blue Clay Group must use commercially reasonable efforts to cause all shares of common stock beneficially owned (directly or indirectly) by it to be present for quorum purposes and to be voted at the 2014 Annual Meeting, and to vote in favor of the Company’s nominees for election to the Board at such meeting.

If Mr. Wright resigns or is otherwise removed from the Board prior to ten days before the deadline for shareholders to submit director nominations for the Company’s 2015 annual shareholders’ meeting (the “2015 Annual Meeting”), the Company has agreed to work in good faith with the Blue Clay Group to appoint a mutually acceptable replacement so long as the Blue Clay Group then owns at least 5.0% of the Company’s outstanding stock. The Company’s nomination obligations under the Blue Clay Agreement will cease, and Mr. Wright (or his replacement) must offer to resign from the Board, if the Blue Clay Group ceases to hold at least 5% of the Company’s common stock.

Under the Blue Clay Agreement, the Board will notify the Blue Clay Group no later than 30 days prior to the expiration of the period during which shareholders are required to deliver notice of shareholder nominations for the election of directors at the 2015 Annual Meeting if it elects to offer to re-nominate Mr. Wright (or his replacement) for election to the Board at such meeting. The notice must state the Company’s agreement to recommend that the Company’s shareholders vote to re-elect Mr. Wright (or his replacement) as a director. The Blue Clay Group must accept or reject such offer within ten calendar days following the date of such notice. If the Blue Clay Group accepts the offer, each member of the Blue Clay Group must use commercially reasonable efforts to cause all shares of common stock beneficially owned (directly or indirectly) by it to be present for quorum purposes and to be voted at the 2015 Annual Meeting, and to vote in favor of the Company’s nominees for election to the Board at such meeting.

The Blue Clay Group has agreed to standstill restrictions prohibiting them from owning more than 12.9% of the Company’s shares or engaging in various proxy or other solicitation activities. The standstill restrictions do not limit actions that Mr. Wright (or his replacement) may take acting solely as a director of the Company consistent with fiduciary duties as a director. The standstill provisions will continue until the date that is ten days prior to the deadline for shareholders to submit director nominations for the 2015 Annual Meeting (the “Initial Period”), or, if longer, until the earlier of (A) 30 calendar days prior to the date of the 2015 Annual Meeting, and (B) 30 calendar days following the date on which Mr. Wright (or his replacement) no longer remains a director serving on the Board. However, the Blue Clay Group will be permitted, following expiration of the Initial Period and prior to the deadline for shareholders to submit director nominations for the 2015 Annual Meeting, to submit such nominations if Mr. Wright (or his replacement) resigns from the Board prior to or contemporaneously with such submission and, in such event, the standstill period will terminate immediately.

Each member of the Blue Clay Group, on the one hand, and the Company, on the other hand, has agreed that, during the standstill period and, subject to certain excepted circumstances thereafter so long as Mr. Wright remains a director, it will not make disparaging or unfavorable remarks, comments or criticisms with regard to the other party, its business, or any of its current, future and former personnel, agents and representatives. The Company has agreed to reimburse the Blue Clay Group for its reasonable out-of-pocket fees and expenses in connection with the Blue Clay Agreement, up to a maximum of $10,000.

A copy of the Blue Clay Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Amendment to Nomination Agreement

The Company previously entered into a Nomination Agreement dated March 1, 2013 (the “PW Agreement”) with PW Partners Atlas Fund LP, PW Partners Master Fund LP, PW Partners Capital Management LLC, PW Partners Atlas Funds, LLC, PW Partners, LLC and Patrick Walsh (collectively, the “PW Group”), pursuant to which, among other things, the Company agreed to include Mr. Walsh in the Company’s slate of nominees for election to the Board at the Company’s 2013 annual shareholders’ meeting. On November 25, 2013, the Company entered into a First Amendment to Nomination Agreement (the “Amendment”) pursuant to which it agreed to include Mr. Walsh in the Company’s slate of nominees for election as one of no more than seven directors at the 2014 Annual Meeting. The Company also agreed to publicly recommend and solicit proxies for the election of Mr. Walsh at the 2014 Annual Meeting in the same manner as it does for all other nominees of the Company up for election at such meeting. Under the Amendment, each member of the PW Group agreed to use commercially reasonable efforts to cause all shares of common stock beneficially owned (directly or indirectly) by it to be present for quorum purposes and to be voted at the 2014 Annual Meeting, and to vote in favor of the Company’s nominees for election to the Board at such meeting.

The Amendment also extends the period during which the Company and each member of the PW Group has agreed not to make disparaging or unfavorable remarks, comments or criticisms with regard to the other party, its business, or any of its current, future and former personnel, agents and representatives, subject to certain excepted circumstances. Such period will now continue so long as Mr. Walsh remains a director. Except for these non-disparagement provisions and other specified miscellaneous provisions contained in the Nomination Agreement, the provisions of the Nomination Agreement will automatically terminate upon the conclusion of the 2014 Annual Meeting.

A copy of the Amendment is filed with this Form 8-K and attached hereto as Exhibit 10.2. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth under Item 1.01 are incorporated into this Item 5.02 by reference.

As contemplated by the Blue Clay Agreement, on November 27, 2013, the Board increased the size of the Board from six to seven directors and elected Adam Wright to fill the resulting vacancy and to serve as a director of the Company. Mr. Wright has also been appointed to serve as a member of the Company’s Compensation, Corporate Governance and Nominating, and Strategic Planning Committees. In connection with his election to the Board, the Company awarded Mr. Wright a 7,640 share restricted stock grant. The shares comprising the grant are subject to transfer and forfeiture restrictions that are scheduled to lapse in equal annual installments of 1,528 shares each on November 27, 2014, 2015, 2016, 2017 and 2018.

Currently, Mr. Wright is a founding Principal and the Managing Partner of Blue Clay Capital Management, LLC. From September 2007 to December 2011, he served as a Senior Fundamental Analyst with Whitebox Advisors, LLC. Prior to joining Whitebox, Mr. Wright worked for UnitedHealth Group in corporate development and Goldman, Sachs & Co. in the investment banking division. Mr. Wright has an MBA from the Stanford Graduate School of Business and a BA in Economics from Dartmouth College.

Adam Wright’s brother, Michael B. Wright, owns and controls Famous Products, Inc., a corporation that licenses a line of retail products from the Company, including sauces, rubs, marinades and seasonings, pursuant to a licensing agreement with a current term that expires in April 2015 and is subject to renewal options of five years, contingent upon the licensee’s attainment of identified minimum product sales levels. The Company received licensing revenue from Famous Products, Inc. under the agreement of approximately $731,000 for fiscal year 2012, and approximately $647,000 for the nine months ended September 29, 2013. Michael B. Wright also owns DTSG, Inc., a corporation that owns or controls five franchised Famous Dave’s restaurants. DTSG, Inc. paid an aggregate of approximately $634,000 in franchise royalties and contributions to the Company’s system-wide Public Relations and Marketing Development Fund for fiscal year 2012, and approximately $489,000 for the nine months ended September 29, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Appointment and Nomination Agreement between the Company and the Blue Clay Group dated November 27, 2013

10.2	First Amendment to Nomination Agreement between the Company and the PW Group dated November 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: November 27, 2013	By:	/s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Appointment and Nomination Agreement between the Company and the Blue Clay Group dated November 27, 2013

10.2	First Amendment to Nomination Agreement between the Company and the PW Group dated November 25, 2013